UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2023

Trinseo PLC

(Exact name of registrant as specified in its charter)

Ireland	001-36473	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

440 East Swedesford Road, Suite 301,

Wayne, Pennsylvania 19087

(Address of principal executive offices, including zip code)

(610) 240-3200

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on which registered
Ordinary Shares, par value $0.01 per share	TSE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2023, Bernard Skeete informed Trinseo PLC (the “Company”) of his decision to resign from his position as Vice President and Chief Accounting Officer of the Company to pursue a new opportunity, effective August 4, 2023. Mr. Skeete’s decision to resign did not result from any dispute or disagreement with the Company, the Company’s management or board of directors, on any matter relating to the Company’s operations, policies or practices, including with respect to any matters relating to the Company’s accounting practices or financial reporting.

David Stasse, the Company’s Chief Financial Officer, will serve as the Company’s interim principal accounting officer until Mr. Skeete’s successor is appointed. Mr. Stasse’s biographical information can be found in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on May 1, 2023, which information is incorporated herein by reference.The assumption of these additional responsibilities is not expected to result in any change to Mr. Stasse’s existing compensatory arrangements. There are no arrangements or understandings between Mr. Stasse and any other person pursuant to which he was selected as an officer, and there are no family relationships between Mr. Stasse and any of the Company’s directors or executive officers. Mr. Stasse has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

ITEM 9.01Exhibits.

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINSEO PLC

	By:	/s/ Angelo Chaclas
	Name:	Angelo Chaclas
	Title:	Senior Vice President and Chief Legal Officer

Date: July 26, 2023